EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation of our report, dated August 4, 1998, included in this Form 10-K in the previously filed Registration Statement of Frontier Adjusters of America, Inc.
on Form S-8 filed on April 16, 1992.




McGLADREY & PULLEN, LLP


/s/ McGladrey & Pullen, LLP


Phoenix, Arizona
September 25, 1998